      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1996
                                                       REGISTRATION NO. 333-3998
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 2
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           UGLY DUCKLING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     DELAWARE                         5521                     86-0721358
(STATE OF INCORPORATION)   (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
                           CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

                            ------------------------
                      2525 EAST CAMELBACK ROAD, SUITE 1150
                             PHOENIX, ARIZONA 85016
                                 (602) 852-6600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                            STEVEN P. JOHNSON, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           UGLY DUCKLING CORPORATION
                      2525 EAST CAMELBACK ROAD, SUITE 1150
                             PHOENIX, ARIZONA 85016
                                 (602) 852-6600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

    STEVEN D. PIDGEON, ESQ.                       CHRISTOPHER D. JOHNSON, ESQ.
     SNELL & WILMER L.L.P.                         SQUIRE, SANDERS & DEMPSEY
     ONE ARIZONA CENTER                          40 NORTH CENTRAL, SUITE 2700
 PHOENIX, ARIZONA 85004-0001                      PHOENIX, ARIZONA 85004-4440
       (602) 382-6000                                    (602) 528-4000
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
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- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

        Ugly Duckling Corporation has prepared this Amendment No. 2 for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 2 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, the related Cross-Reference Sheet and such Prospectus have not been included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Other expenses in connection with the issuance and distribution of the securities to be registered hereunder, all of which will be paid by the registrant, will be substantially as follows:

                                      ITEM                                   AMOUNT
        -----------------------------------------------------------------  ----------
         SEC Registration Fee............................................  $    6,415
        *Nasdaq Filing Fee...............................................      20,000
        *Blue Sky Fees and Expenses (including legal fees)...............      30,000
        *Accounting Fees and Expenses....................................     140,000
        *Legal Fees and Expenses.........................................     200,000
        *Printing and Engraving..........................................      75,000
        *Registrar and Transfer Agent's Fees.............................      20,000
        *Directors' and Officers' Insurance..............................     175,000
        *Representative's Nonaccountable Expense Allowance...............     367,500
        *Miscellaneous Expenses..........................................     228,585
                                                                             --------
                  Total..................................................  $1,262,500
                                                                             ========

- ---------------
* Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as otherwise provided with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of the Company.

     The right to indemnification set forth above includes the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred herewith are contract rights and continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and inures to the benefit of the Indemnitee's heirs, executors and administrators.

     The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Company has agreed to indemnify the Underwriters and their controlling persons, and the Underwriters have agreed to indemnify the Company and its controlling persons, against certain liabilities, including liabilities under the Securities Act. Reference is made to the Underwriting Agreement filed as part of Exhibit 1 hereto.

     For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On January 1, 1994, the Company authorized a stock split-up, effected in the form of a stock dividend, whereby each of the 1,160 issued and outstanding shares of common stock held by Ernest C. Garcia, II, was cancelled and replaced by 4,000 shares of Common Stock.

     On February 1, 1994, Steven T. Darak purchased 174,000 shares of Common Stock from the Company for an aggregate purchase price of $15,000.

     On May 31, 1994: (i) Steven P. Johnson purchased 290,000 shares of Common Stock from the Company for an aggregate purchase price of $25,000; (ii) Scott A. Allen and Wm. Don Gray each purchased 116,000 shares of Common Stock from the Company for an aggregate purchase price of $10,000; (iii) Steven T. Darak and Nancy V. Young each purchased 58,000 shares of Common Stock from the Company for an aggregate purchase price of $5,000; (iv) Peter R. Fratt purchased 46,400 shares of Common Stock from the Company for an aggregate purchase price of $4,000; (v) and Eric J. Splaver and Mary E. Reiner each purchased 11,600 shares of Common Stock from the Company for an aggregate purchase price of $1,000.

     On March 22, 1995, Walter T. Vonsh purchased 58,000 shares of Common Stock from the Company for an aggregate purchase price of $5,000.

     On August 31, 1995, Sun America purchased $3 million of the Company's convertible subordinated debt. This indebtedness is due December 31, 1998, and bears interest at a per annum rate of 12.5%, payable quarterly.

     On December 31, 1995, Verde Investments converted $10,000,000 of subordinated debt into 1,000,000 shares of the Company's Preferred Stock.

     On April 24, 1996, the Company reincorporated from Arizona to Delaware by way of a merger in which the Company, an Arizona corporation, merged with and into a newly created Delaware subsidiary of the Company. In the merger, each share of the Arizona corporation's issued and outstanding common stock was exchanged for 1.16 shares of the Delaware corporation's common stock and each option to purchase shares of the Arizona corporation's common stock was exchanged for 1.16 options to purchase shares of the Delaware corporation's common stock. All share figures set forth above give effect to this exchange ratio.

     Exemption from registration for each transaction described above was claimed pursuant to Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering and/or pursuant to Rule 145 under the Securities Act regarding transactions the sole purpose of which is to change an issuer's domicile solely within the United States.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

     (a) Exhibits:


EXHIBIT
 NUMBER                                  DESCRIPTION OF EXHIBIT
- --------   ----------------------------------------------------------------------------------
 1         Form of Underwriting Agreement by and between Cruttenden Roth Incorporated and the
           Registrant*
 3.1       Certificate of Incorporation of the Registrant*
 3.1(a)    Amendment to Certificate of Incorporation of the Registrant*
 3.2       Bylaws of the Registrant*
 3.2(a)    Amendment to Bylaws of the Registrant*
 4.1       Certificate of Incorporation of the Registrant filed as Exhibit 3.1*
 4.2       Series A Preferred Stock Agreement*
 4.3       18% Subordinated Debenture of the Registrant issued to Verde Investments, Inc.*
 4.4       18% Junior Subordinated Revolving Debenture of the Registrant issued to Verde
           Investments, Inc., as amended*
 4.5       Convertible Note of the Registrant issued to SunAmerica Life Insurance Company*
 4.6       Form of Certificate representing Common Stock
 4.7       Form of warrant issued to Cruttenden Roth Incorporated as Representative of the
           several underwriters*
 4.8       Form of warrant issued to SunAmerica Life Insurance Company
 5         Opinion of Snell & Wilmer L.L.P. regarding the legality of the common stock being registered
10.1       Motor Vehicle Installment Contract Loan and Security Agreement between the
           Registrant and General Electric Capital Corporation*
10.1(a)    Amendment to Motor Vehicle Installment Contract Loan and Security Agreement
           between the Registrant and General Electric Capital Corporation*
10.1(b)    Amendment to Motor Vehicle Installment Contract Loan and Security Agreement
           between the Registrant and General Electric Capital Corporation*
10.1(c)    Amendment No. 3 to Motor Vehicle Installment Contract Loan and Security Agreement
           between the Registrant and General Electric Capital Corporation*
10.1(d)    Amendment No. 4 to Motor Vehicle Installment Contract Loan and Security Agreement
           between the Registrant and General Electric Capital Corporation*
10.1(e)    Amendment No. 5 to Motor Vehicle Installment Contract Loan and Security Agreement
           between the Registrant and General Electric Capital Corporation*
10.2       Note Purchase Agreement between the Registrant and SunAmerica Life Insurance
           Company*
10.2(a)    First Amendment to Note Purchase Agreement between the Registrant and SunAmerica
           Life Insurance Company*
10.2(b)    Second Amendment to Note Purchase Agreement between the Registrant and SunAmerica
           Life Insurance Company*
10.2(c)    Third Amendment to Note Purchase Agreement between the Registrant and SunAmerica
           Life Insurance Company*
10.2(d)    Fourth Amendment to Note Purchase Agreement between the Registrant and SunAmerica
           Life Insurance Company
10.2(e)    Commitment Letter entered into between the Registrant and SunAmerica Life
           Insurance Company*
10.2(f)    Letter Agreement regarding Note Conversion between the Registrant and SunAmerica
           Life Insurance Company

EXHIBIT
 NUMBER                                  DESCRIPTION OF EXHIBIT
- --------   ----------------------------------------------------------------------------------
10.3       Registration Rights Agreement between the Registrant and SunAmerica Life Insurance
           Company*
10.3(a)    Amended and Restated Registration Rights Agreement between the Registrant and
           SunAmerica Life Insurance Company
10.4       Form of Pooling and Servicing Agreement relating to SunAmerica securitization program*
10.5       Form of Certificate Purchase Agreement relating to SunAmerica securitization program*
10.6       Form of Origination Agreement and Assignment relating to SunAmerica securitization program*
10.7       Form of Purchase Agreement and Assignment relating to SunAmerica securitization program*
10.8       Form of Servicing Guaranty relating to SunAmerica securitization program*
10.9       Ugly Duckling Corporation Long-Term Incentive Plan*
10.9(a)    Amendment to Ugly Duckling Corporation Long-Term Incentive Plan
10.10      Employment Agreement between the Registrant and Ernest C. Garcia, II*
10.11      Employment Agreement between the Registrant and Steven T. Darak*
10.12      Employment Agreement between the Registrant and Wally Vonsh*
10.13      Employment Agreement between the Registrant and Donald Addink*
10.14      Lease Agreement between the Registrant and Camelback Esplanade Limited Partnership
           for corporate offices in Phoenix, Arizona*
10.15      Land Lease Agreement between the Registrant and Verde Investments, Inc. for property located at 5104 West Glendale Avenue in Glendale, Arizona*
10.16      Building Lease Agreement between the Registrant and Verde Investments, Inc. for property and buildings located at 9630 and 9650 North 19th Avenue in Phoenix,
           Arizona*
10.17      Land Lease Agreement between the Registrant and Verde Investments, Inc. for property located at 330 North 24th Street in Phoenix, Arizona*
10.18      Land Lease Agreement between the Registrant and Verde Investments, Inc. for property located at 333 South Alma School Road in Mesa, Arizona*
10.19      Lease Agreements between the Registrant and Blue Chip Motors, the Registrant and S
           & S Holding Corporation, and the Registrant and Edelman Brothers for certain properties located at 3901 East Speedway Boulevard in Tucson, Arizona*
10.20      Real Property Lease between the Registrant and Peter and Alva Keesal for property located at 3737 South Park Avenue in Tucson, Arizona*
10.21      Land Lease Agreement between the Registrant and Verde Investments, Inc. for property located at 2301 North Oracle Road in Tucson, Arizona*
10.22      Related Party Transactions Modification Agreement between the Registrant and Verde
           Investments, Inc.*
10.23      Sublease Agreement between the Registrant and Envirotest Systems Corp. for corporate offices in Phoenix, Arizona*
10.24      Form of Indemnity Agreement between the Registrant and its directors and officers*
10.25      Ugly Duckling Corporation 1996 Director Incentive Plan
11         Earnings per Share Computation*
21         List of Subsidiaries*
23.1       Consent of KPMG Peat Marwick LLP, independent certified public accountants*
23.2       Consent of Snell & Wilmer L.L.P. (included in Exhibit 5)
24         Power of Attorney (see signature page included in Registration Statement)*
99.1       Consent of Robert J. Abrahams*
99.2       Consent of Christopher D. Jennings*
99.3       Consent of John N. MacDonough*
99.4       Consent of Arturo R. Moreno*
99.5       Consent of Frank P. Willey*

- ---------------
* Previously filed

     (b) Financial Statement Schedule:

        II     Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filedwith the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(b) Under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 5, 1996.


                                          Ugly Duckling Corporation

                                          By:   /s/  ERNEST C. GARCIA, II
                                            ------------------------------------
                                                    Ernest C. Garcia, II
                                             Chairman of the Board, President,
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME AND SIGNATURE                             TITLE                     DATE
- ---------------------------------------------  --------------------------------  ---------------
          /s/  ERNEST C. GARCIA, II            Chief Executive Officer and       June 5, 1996
- ---------------------------------------------  Director (Principal executive
            Ernest C. Garcia, II               officer)


            /s/  STEVEN T. DARAK               Senior Vice President and Chief   June 5, 1996
- ---------------------------------------------  Financial Officer (Principal
               Steven T. Darak                 financial and accounting
                                               officer)

                               INDEX OF EXHIBITS


EXHIBIT
 NUMBER                            DESCRIPTION OF EXHIBITS
- --------    ---------------------------------------------------------------------
 1          Form of Underwriting Agreement between the Cruttenden Roth
            Incorporated and the Registrant*.....................................
 3.1        Certificate of Incorporation of the Registrant*......................
 3.1(a)     Amendment to Certificate of Incorporation of the Registrant*.........
 3.2        Bylaws of the Registrant*............................................
 3.2(a)     Amendment to Bylaws of the Registrant*...............................
 4.1        Certificate of Incorporation of the Registrant filed as Exhibit 3.1*.
 4.2        Series A Preferred Stock Agreement*..................................
 4.3        18% Subordinated Debenture of the Registrant issued to Verde
            Investments, Inc.* ..................................................
 4.4        18% Junior Subordinated Revolving Debenture of the Registrant issued to Verde Investments, Inc., as amended* .............................
 4.5        Convertible Note of the Registrant issued to SunAmerica Life
            Insurance Company*...................................................
 4.6        Form of Certificate representing Common Stock........................
 4.7        Form of Warrant issued to Cruttenden Roth Incorporated as
            representative of the several Underwriters*..........................
 4.8        Form of Warrant issued to SunAmerica Life Insurance Company..........
 5          Opinion of Snell & Wilmer L.L.P. regarding the legality of the common stock being registered...............................................
10.1        Motor Vehicle Installment Contract Loan and Security Agreement
            between the Registrant and General Electric Capital Corporation*.....
10.1(a)     Amendment to Motor Vehicle Installment Contract Loan and Security
            Agreement between the Registrant and General Electric Capital
            Corporation*.........................................................
10.1(b)     Amendment to Motor Vehicle Installment Contract Loan and Security
            Agreement between the Registrant and General Electric Capital
            Corporation*.........................................................
10.1(c)     Amendment No. 3 to Motor Vehicle Installment Contract Loan and
            Security Agreement between the Registrant and General Electric
            Capital Corporation*.................................................
10.1(d)     Amendment No. 4 to Motor Vehicle Installment Contract Loan and
            Security Agreement between the Registrant and General Electric
            Capital Corporation*.................................................
10.1(e)     Amendment No. 5 to Motor Vehicle Installment Contract Loan and
            Security Agreement between the Registrant and General Electric
            Capital Corporation*.................................................
10.2        Note Purchase Agreement between the Registrant and SunAmerica Life
            Insurance Company*...................................................
10.2(a)     First Amendment to Note Purchase Agreement between the Registrant and
            SunAmerica Life Insurance Company*...................................
10.2(b)     Second Amendment to Note Purchase Agreement between the Registrant and SunAmerica Life Insurance Company*...............................
10.2(c)     Third Amendment to Note Purchase Agreement between the Registrant and
            SunAmerica Life Insurance Company*...................................
10.2(d)     Fourth Amendment to Note Purchase Agreement between the Registrant and SunAmerica Life Insurance Company................................

EXHIBIT
 NUMBER                            DESCRIPTION OF EXHIBITS
- --------    ---------------------------------------------------------------------
10.2(e)     Commitment Letter entered into between the Registrant and SunAmerica
            Life Insurance Company*..............................................
10.2(f)     Letter Agreement regarding Note Conversion between the Registrant and
            SunAmerica Life Insurance Company....................................
10.3        Registration Rights Agreement between the Registrant and SunAmerica
            Life Insurance Company*..............................................
10.3(a)     Amended and Restated Registration Rights Agreement between the
            Registrant and SunAmerica Life Insurance Company.....................
10.4        Form of Pooling and Servicing Agreement relating to SunAmerica securitization program*..............................................
10.5        Form of Certificate Purchase Agreement relating to SunAmerica securitization program*..............................................
10.6        Form of Origination Agreement and Assignment relating to SunAmerica securitization program*..............................................
10.7        Form of Purchase Agreement and Assignment relating to SunAmerica securitization program*..............................................
10.8        Form of Servicing Guaranty relating to SunAmerica securitization program*.............................................................
10.9        Ugly Duckling Corporation Long-Term Incentive Plan*..................
10.9(a)     Amendment to Ugly Duckling Corporation Long-Term
            Incentive Plan.......................................................
10.10       Employment Agreement between the Registrant and Ernest C. Garcia,C II*
10.11       Employment Agreement between the Registrant and Steven T. Darak*.....
10.12       Employment Agreement between the Registrant and Wally Vonsh*.........
10.13       Employment Agreement between the Registrant and Donald Addink*.......
10.14       Lease Agreement between the Registrant and Camelback Esplanade
            Limited Partnership for corporate offices in Phoenix, Arizona*.......
10.15       Land Lease Agreement between the Registrant and Verde Investments,
            Inc. for property located at 5104 West Glendale Avenue in Glendale,
            Arizona*.............................................................
10.16       Building Lease Agreement between the Registrant and Verde
            Investments, Inc. for property and buildings located at 9630 and 9650
            North 19th Avenue in Phoenix, Arizona*...............................
10.17       Land Lease Agreement between the Registrant and Verde Investments,
            Inc. for property located at 330 North 24th Street in Phoenix,
            Arizona*.............................................................
10.18       Land Lease Agreement between the Registrant and Verde Investments,
            Inc. for property located at 333 South Alma School Road in Mesa,
            Arizona*.............................................................
10.19       Lease Agreements between the Registrant and Blue Chip Motors, the
            Registrant and S & S Holding Corporation, and the Registrant and
            Edelman Brothers for certain properties located at 3901 East Speedway
            Boulevard in Tucson, Arizona*........................................
10.20       Real Property Lease between the Registrant and Peter and Alva Keesal for property located at 3737 South Park Avenue in Tucson, Arizona*...
10.21       Land Lease Agreement between the Registrant and Verde Investments,
            Inc. for property located at 2301 North Oracle Road in Tucson,
            Arizona*.............................................................
10.22       Related Party Transactions Modification Agreement between the
            Registrant and Verde Investments, Inc.*..............................

EXHIBIT
 NUMBER                            DESCRIPTION OF EXHIBITS
- --------    ---------------------------------------------------------------------
10.23       Sublease Agreement between the Registrant and Envirotest Systems
            Corp. for corporate offices in Phoenix, Arizona*.....................
10.24       Form of Indemnity Agreement between the Registrant and its directors and officers*........................................................
10.25       Ugly Duckling Corporation 1996 Director Incentive Plan...............
11          Earnings per Share Computation*......................................
21          List of Subsidiaries*................................................
23.1        Consent of KPMG Peat Marwick LLP, independent certified public accounts*............................................................
23.2        Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).............
24          Power of Attorney (see signature page included in Registration
            Statement)*..........................................................
99.1        Consent of Robert J. Abrahams*.......................................
99.2        Consent of Christopher D. Jennings*..................................
99.3        Consent of John N. MacDonough*.......................................
99.4        Consent of Arturo R. Moreno*.........................................
99.5        Consent of Frank P. Willey*..........................................

- ---------------
* Previously filed.

                                   APPENDIX A
                   DESCRIPTION OF GRAPHIC AND IMAGE MATERIAL


1. Location:     Face of the Form of Common Stock Certificate, (Exhibit 4.6)
   Item:         Ugly Duckling Corporation Logo
   Description:  The logo consists of a duck next to the words "Ugly Duckling
                 Corporation".

2. Location:     Face of the Form of Common Stock Certificate, (Exhibit 4.6)
   Item:         Ugly Duckling Corporation Seal
   Description:  The Corporate Seal of Ugly Duckling Corporation.